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                                    EXHIBIT 1

                             JOINT FILING AGREEMENT

     The undersigned, and each of them, do hereby agree and consent to the filing of a single statement on behalf of all of them on Schedule 13D and amendments thereto, in accordance with the provisions of Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended.

Dated:  January 4, 2002

                                                     TRIAGE PARTNERS, LLC


                                                     By: /s/ Steven B. Sands
                                                         -------------------
                                                     Name: Steven B. Sands
                                                     Title: Co-Manager

                                                     By: /s/ Martin S. Sands
                                                         -------------------
                                                     Name: Martin S. Sands
                                                     Title: Co-Manager

                                                     /s/ Steven B. Sands
                                                     -------------------
                                                     Steven B. Sands

                                                     /s/ Martin S. Sands
                                                     -------------------
                                                     Martin S. Sands